                                                                   Exhibit 23(e)


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Archer-Daniels-Midland Company S-4 Registration Statement, No. 333-__________.

/s/ Arthur Andersen LLP

New York, New York
October 16, 1997